Exhibit 99.1

CONTACT

Matt DiLiberto

Chief Financial Officer

(212) 594-2700

SL GREEN REALTY CORP. REPORTS

FIRST QUARTER 2015 FFO OF $1.51 PER SHARE BEFORE TRANSACTION COSTS; AND EPS OF $0.44 PER SHARE

Financial and Operating Highlights

•                  First quarter FFO of $1.51 per share before transaction related costs of $0.01 per share compared to prior year FFO of $1.54 per share before transaction related costs of $0.02 per share.  Prior year FFO included $0.10 per share of interest income recognized on a mezzanine investment that was previously on non-accrual.

•                  First quarter net income attributable to common stockholders of $0.44 per share compared to prior year net income attributable to common stockholders of $1.53 per share. Prior year net income included $1.06 per share of gains recognized on the sales of real estate.

•                  Combined same-store cash NOI increased 3.0 percent for the first quarter as compared to the same period in prior year.  The Company still expects same-store cash NOI to increase by 3.5 to 4.0 percent for the full year.

•                  Signed 44 Manhattan office leases covering 466,248 square feet during the first quarter.  The mark-to-market on signed Manhattan office leases was 17.1 percent higher in the first quarter than the previously fully escalated rents on the same spaces.

•                  Signed 33 Suburban office leases covering 210,910 square feet during the first quarter. The mark-to-market on signed Suburban office leases was 7.1 percent lower in the first quarter than the previously fully escalated rents on the same spaces. Excluding Jericho Plaza, the Company’s only property on Long Island, the mark-to-market on signed Suburban leases was 4.7 percent lower.

•                  Increased Manhattan same-store occupancy, inclusive of leases signed but not yet commenced, as of March 31, 2015 to 95.9 percent as compared to 94.9 percent as of March 31, 2014 and 95.7 percent as of December 31, 2014.

Investing Highlights

•                  Closed on the acquisition of additional ownership interests in the 526,000 square foot office building at 800 Third Avenue increasing the Company’s ownership to 60.5 percent.

•                  Closed on the acquisition of a stake in the 22-building, 2.6 million square foot Stonehenge portfolio, which included 2,724 rental apartments as of closing, for $40.0 million, expanding the Company’s presence in the New York City residential market.

•                  Originated and retained debt and preferred equity investments totaling $230.7 million in the first quarter, of which $144.6 million was funded during the quarter, at a weighted average current yield of 9.70 percent.

Financing and Other Highlights

•                  Together with our joint venture partner, closed on a $350.0 million refinancing of 3 Columbus Circle.  The new 10-year, fixed rate loan at 3.61 percent replaces the previous $229.6 million floating rate mortgage.

•                  Repaid the $120.0 million mortgage on 711 Third Avenue, further increasing the Company’s unencumbered asset base.

•                  Obtained an upgrade in credit rating to investment grade from Moody’s Investors Service and an upgrade in credit rating outlook from Stable to Positive from Standard & Poor’s Ratings Services.

•                  The Company was added to the S&P 500 Index in recognition of its stature among U.S. publicly traded companies.

•                  The Company was recognized by the U.S. EPA as a 2015 ENERGY STAR® Partner of the Year.

Summary

New York, NY, April 22, 2015 — SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, for the quarter ended March 31, 2015 of $155.5 million, or $1.51 per share, before transaction costs of $1.1 million, or $0.01 per share, as compared to FFO for the same period in 2014 of $152.5 million, or $1.54 per share, before transaction costs of $2.5 million, or $0.02 per share.  Prior year FFO included the recognition of $10.1 million, or $0.10 per share, of interest income on a mezzanine investment that was previously on non-accrual.

Net income attributable to common stockholders for the quarter ended March 31, 2015 totaled $43.3 million, or $0.44 per share, compared to net income attributable to common stockholders of $146.1 million, or $1.53 per share for the same period in 2014, inclusive of gains recognized on the sales of real estate of $104.6 million, $1.06 per share.

All per share amounts in this press release are presented on a diluted basis.

Operating and Leasing Activity

For the quarter ended March 31, 2015, the Company reported consolidated revenues and operating income of $396.3 million and $233.0 million, respectively, compared to $362.4 million and $212.6 million, respectively, for the same period in 2014.

Same-store cash NOI on a combined basis increased by 3.0 percent to $169.8 million for the quarter as compared to the same period in 2014.  For the quarter ended March 31, 2015, consolidated property same-store cash NOI increased by 2.3 percent to $149.8 million and unconsolidated joint venture property same-store cash NOI increased by 8.8 percent to $20.0 million, as compared to the same period in 2014.

During the first quarter, the Company signed 44 office leases in its Manhattan portfolio totaling 466,248 square feet.  Fifteen leases comprising 314,278 square feet represented office leases that replaced previous vacancy. Twenty-nine leases comprising 151,970 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $68.26 per rentable square foot, representing a 17.1 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the first quarter was 10.3 years and average tenant concessions were 7.2 months of free rent with a tenant improvement allowance of $64.93 per rentable square foot.  Tenant improvement allowances trended higher than average as a result of a high proportion of leasing at 280 Park Avenue.

Manhattan same-store occupancy increased to 95.9 percent at March 31, 2015, inclusive of 103,319 square feet of leases signed but not yet commenced, as compared to 94.9 percent at March 31, 2014 and 95.7 percent at December 31, 2014.

During the first quarter, the Company signed 33 office leases in the Suburban portfolio totaling 210,910 square feet.  Eleven leases comprising 96,141 square feet represented office leases that replaced previous vacancy. Twenty-two leases comprising the remaining 114,769 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $32.93 per rentable square foot, representing a 7.1 percent decrease over the previously fully escalated rents on the same office spaces.  Excluding Jericho Plaza, the Company’s only property on Long Island, the mark-to-market on those replacement leases represented a 4.7 percent decrease over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the first quarter was 7.3 years and average tenant concessions were 5.6 months of free rent with a tenant improvement allowance of $29.48 per rentable square foot.

Same-store occupancy for the Company’s Suburban portfolio was 83.5 percent at March 31, 2015, inclusive of 153,378 square feet of leases signed but not yet commenced, as compared to 82.1 percent at March 31, 2014 and 84.0 percent at December 31, 2014.  Excluding Jericho Plaza, same-store occupancy for the Company’s Suburban portfolio was 84.7 percent at March 31, 2015, inclusive of 125,510 square feet of leases signed but not yet commenced, as compared to 81.6 percent at March 31, 2014 and 83.7 percent at December 31, 2014.

Significant leases that were signed during the first quarter included:

•                  New lease on 128,993 square feet with Franklin Templeton Companies LLC for 16.0 years at 280 Park Avenue;

•                  New lease on 98,740 square feet with New Advisory L.P. for 10.5 years at 280 Park Avenue;

•                  Early renewal and expansion on 25,854 square feet with P. Schoenfeld Asset Management at 1350 Avenue of the Americas, bringing the remaining lease term to 9.6 years;

•                  New 17,850 square foot office lease with Swarovski North America Ltd, encompassing two floors for 11.3 years at 10 East 53rd Street;

•                  Early renewal and expansion on 17,750 square feet with U.S. Specialty Insurance Company at 600 Lexington Avenue, bringing the remaining lease term to 10.5 years;

•                  New retail lease on 2,845 square feet with Swatch for 15.5 years on the ground floor of 1515 Broadway; and

•                  New retail lease on 2,773 square feet with Diesel for 10.6 years for a new flagship store at 625 Madison Avenue.

Marketing, general and administrative, or MG&A, expenses for the quarter ended March 31, 2015 were $25.5 million, which is consistent with the Company’s expectations for the first quarter and reflects the impact of stock based compensation related charges as a result of the issuance of stock based awards in the first quarter.

Real Estate Investment Activity

In March, the Company acquired additional ownership interests in the 526,000 square foot office building at 800 Third Avenue. The Company, which originally acquired a stake in the property in 2006, increased its ownership percentage to 60.50 percent as a result of the transactions.

In February, the Company significantly expanded its presence in the New York City residential market when it closed on its acquisition of a stake in the 22-building, 2.6 million square foot Stonehenge portfolio, which was comprised of 2,724 rental apartments and 88,984 square feet of retail space as of closing. As a result of the transaction, the Company now owns a 50 percent share in both the partnership interests and promotes in the portfolio held through entities affiliated with Stonehenge.

In January, the Company, together with its joint venture partner, closed on the sale of 180 Maiden Lane for a gross sales price of $470.0 million, generating net proceeds to the Company of $120.5 million and resulting in an internal rate of return on the investment of approximately 16.0 percent.

Debt and Preferred Equity Investment Activity

The carrying value of the Company’s debt and preferred equity investment portfolio totaled $1.5 billion at March 31, 2015.  During the first quarter, the Company originated and retained new debt and preferred equity investments totaling $230.7 million, of which $144.6 million was funded during the quarter, at a weighted average current yield of 9.70 percent, and recorded $28.5 million of principal reductions from investments that were sold or repaid.  As of March 31, 2015, the debt and preferred equity investment portfolio had a weighted average maturity of 1.9 years, excluding any extension options, and had a weighted average yield during the first quarter of 10.37 percent.

Financing and Other Activity

In March, the Company and its joint venture partner refinanced the previous $229.6 million floating rate mortgage at 3 Columbus Circle with a new $350.0 million 10-year mortgage which bears interest at a fixed rate of 3.61 percent.

In March, the Company repaid the $120.0 million mortgage on 711 Third Avenue, further increasing the Company’s unencumbered asset base.

In January, the Company closed on the modification and extension of the $1.2 billion revolving line of credit portion of its $2.0 billion unsecured corporate credit facility. The maturity date of the revolving line of credit was extended from March 2018 to March 2020 and the cost was reduced by 25 basis points.

In January, Standard & Poor’s Ratings Services upgraded the Company’s ratings outlook from Stable to Positive.  In March, Moody’s Investors Service upgraded the Company’s senior unsecured debt rating to an investment grade rating of Baa3, from Ba1, with a stable outlook. These rating actions follow the upgrade to an investment grade rating of BBB- that the Company obtained from Fitch Ratings in October 2014.  These upgrades acknowledge the Company’s credit quality, focus on balance sheet management and leadership position as an owner and operator in the New York City market.

In March, in recognition of its stature among U.S. publicly traded companies, the Company was added to the S&P 500 Index, which is widely recognized as the leading indicator of domestic stock performance.

In April, the Company was recognized by the U.S. Environmental Protection Agency (EPA) as a 2015 ENERGY STAR Partner of the Year for its efforts to strategically manage and improve energy efficiency across its entire Manhattan and Suburban New York City portfolios.  The 2015 Partner of the Year Award is given to organizations for their contributions toward superior energy efficiency and reducing greenhouse gas emissions. From 2010 through 2014, the Company has invested more than $35 million toward energy efficiency projects, which have resulted in significant savings of more than $10 million per year, and has increased the number of properties with an ENERGY STAR Label from 1.0 million square feet to 10.4 million square feet.

Dividends

During the first quarter of 2015, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•                  $0.60 per share of common stock, which was paid on April 15, 2015 to stockholders of record on the close of business on March 31, 2015; and

•                  $0.40625 per share on the Company’s 6.50% Series I Cumulative Redeemable Preferred Stock for the period January 15, 2015 through and including April 14, 2015, which was paid on April 15, 2015 to stockholders of record on the close of business on March 31, 2015, and reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.625 per share.

Conference Call and Audio Webcast

The Company’s executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Thursday, April 23, 2015 at 2:00 pm ET to discuss the financial results.

The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Financial Reports”.

The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Event Calendar & Webcasts” and on Thomson’s StreetEvents Network. The conference may also be accessed by dialing (877) 312-8765 Domestic or (419) 386-0002 International.

A replay of the call will be available through April 30, 2015 by dialing (800) 585-8367, using pass-code 21626608.

Company Profile

SL Green Realty Corp., an S&P 500 company and New York City’s largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of March 31, 2015, SL Green held interests in 117 Manhattan buildings totaling 43.6 million square feet. This included ownership interests in 29.0 million square feet of commercial buildings and debt and preferred equity investments secured by 14.6 million square feet of buildings. In addition to its Manhattan investments, SL Green held ownership interests in 37 suburban buildings totaling 5.9 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at (212) 594-2700.

Disclaimers

Non-GAAP Financial Measures

During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statement

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues:
Rental revenue, net	$303,329	$255,976
Escalation and reimbursement	40,969	37,807
Investment income	42,069	54,084
Other income	9,932	14,578
Total revenues	396,299	362,445
Expenses:
Operating expenses, including related party expenses of $3,808 and $3,513 in 2015 and 2014, respectively	76,777	69,909
Real estate taxes	55,723	52,350
Ground rent	8,188	8,033
Interest expense, net of interest income	75,807	76,178
Amortization of deferred financing costs	6,615	3,657
Depreciation and amortization	108,337	86,515
Transaction related costs	1,143	2,474
Marketing, general and administrative	25,464	23,257
Total expenses	358,054	322,373
Income from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate and (loss) gain on early extinguishment of debt	38,245	40,072
Equity in net income from unconsolidated joint ventures	4,030	6,128
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	104,640
(Loss) gain on early extinguishment of debt	(49)	3
Income from continuing operations	42,226	150,843
Net income from discontinued operations	427	5,769
Gain on sale of discontinued operations	12,983	—
Net income	55,636	156,612
Net income attributable to noncontrolling interests in the Operating Partnership	(1,743)	(4,729)
Net income attributable to noncontrolling interests in other partnerships	(5,927)	(1,490)
Preferred unit distributions	(951)	(565)
Net income attributable to SL Green	47,015	149,828
Preferred stock redemption costs	—	—
Perpetual preferred stock dividends	(3,738)	(3,738)
Net income attributable to SL Green common stockholders	$43,277	$146,090

Earnings Per Share (EPS)
Net income per share (Basic)	$0.44	$1.54
Net income per share (Diluted)	$0.44	$1.53

Funds From Operations (FFO)
FFO per share (Basic)	$1.51	$1.53
FFO per share (Diluted)	$1.50	$1.52

Basic ownership interest
Weighted average REIT common shares for net income per share	98,402	95,117
Weighted average partnership units held by noncontrolling interests	3,964	3,079
Basic weighted average shares and units outstanding	102,366	98,196

Diluted ownership interest
Weighted average REIT common share and common share equivalents	99,055	95,637
Weighted average partnership units held by noncontrolling interests	3,964	3,079
Diluted weighted average shares and units outstanding	103,019	98,716

SL GREEN REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$3,830,787	$3,844,518
Building and improvements	8,697,145	8,778,593
Building leasehold and improvements	1,423,087	1,418,585
Properties under capital lease	27,445	27,445
	13,978,464	14,069,141
Less: accumulated depreciation	(1,973,674)	(1,905,165)
	12,004,790	12,163,976
Assets held for sale	—	462,430
Cash and cash equivalents	330,770	281,409
Restricted cash	128,834	149,176
Investment in marketable securities	47,716	39,429
Tenant and other receivables, net of allowance of $18,047 and $18,068 in 2015 and 2014, respectively	50,156	57,369
Related party receivables	12,088	11,735
Deferred rents receivable, net of allowance of $26,480 and $27,411 in 2015 and 2014, respectively	408,229	374,944
Debt and preferred equity investments, net of discounts and deferred origination fees of $18,797 and $19,172 in 2015 and 2014, respectively	1,548,739	1,408,804
Investments in unconsolidated joint ventures	1,244,185	1,172,020
Deferred costs, net	326,555	327,962
Other assets	978,670	647,333
Total assets	$17,080,732	$17,096,587

Liabilities
Mortgages and other loans payable	$5,359,043	$5,586,709
Revolving credit facility	520,000	385,000
Term loan and senior unsecured notes	2,110,041	2,107,078
Accrued interest payable and other liabilities	162,910	137,634
Accounts payable and accrued expenses	151,427	173,246
Deferred revenue	369,626	187,148
Capitalized lease obligations	20,917	20,822
Deferred land leases payable	1,301	1,215
Dividend and distributions payable	65,868	64,393
Security deposits	66,427	66,614
Liabilities related to assets held for sale	—	266,873
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	8,927,560	9,096,732

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	498,881	469,524
Preferred units	110,915	71,115
Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both March 31, 2015 and December 31, 2014	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 103,446 and 100,928 issued and outstanding at March 31, 2015 and December 31, 2014, respectively (including 3,643 and 3,603 shares held in Treasury at March 31, 2015 and December 31, 2014, respectively)	1,032	1,010
Additional paid-in capital	5,572,410	5,289,479
Treasury stock at cost	(325,207)	(320,471)
Accumulated other comprehensive loss	(11,810)	(6,980)
Retained earnings	1,690,578	1,752,404
Total SL Green Realty Corp. stockholders’ equity	7,148,935	6,937,374
Noncontrolling interests in other partnerships	394,441	521,842
Total equity	7,543,376	7,459,216
Total liabilities and equity	$17,080,732	$17,096,587

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
FFO Reconciliation:
Net income attributable to SL Green common stockholders	$43,277	$146,090
Add:
Depreciation and amortization	108,337	86,515
Discontinued operations depreciation adjustments	—	3,297
Joint venture depreciation and noncontrolling interest adjustments	8,622	12,987
Net income attributable to noncontrolling interests	7,670	6,219
Less:
Gain on sale of discontinued operations	12,983	—
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	—	104,640
Depreciation on non-rental real estate assets	525	514
Funds From Operations	$154,398	$149,954

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2015	2014	2015	2014	2015	2014
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate and (loss) gain on early extinguishment of debt	$38,245	$40,072	$—	$—

Equity in net income from unconsolidated joint ventures	4,030	6,128	4,030	6,128
Depreciation and amortization	108,337	86,515	14,148	20,157
Interest expense, net of interest income	75,807	76,178	15,255	18,703
Amortization of deferred financing costs	6,615	3,657	1,321	2,626
(Loss) gain on early extinguishment of debt	(49)	3	—	—
Operating income	$232,985	$212,553	$34,754	$47,614

Marketing, general and administrative expense	25,464	23,257	—	—
Net operating income from discontinued operations	488	13,938	—	—
Transaction related costs	1,143	2,474	7	73

Non-building revenue	(48,052)	(64,503)	(6,312)	(3,806)
Equity in net income from unconsolidated joint ventures	(4,030)	(6,128)	—	—
Loss (gain) on early extinguishment of debt	49	(3)	407	1,595
Net operating income (NOI)	208,047	181,588	28,856	45,476	$236,903	$227,064

NOI from discontinued operations	(488)	(13,938)	—	—	(488)	(13,938)
NOI from other properties/affiliates	(41,957)	(5,506)	(6,209)	(23,910)	(48,166)	(29,416)
Same-Store NOI	$165,602	$162,144	$22,647	$21,566	$188,249	$183,710

Ground lease straight-line adjustment	400	400	—	—	400	400

Straight-line and free rent	(12,939)	(10,162)	(2,147)	(2,748)	(15,086)	(12,910)
Rental income — FAS 141	(3,262)	(5,986)	(535)	(465)	(3,797)	(6,451)
Same-store cash NOI	$149,801	$146,396	$19,965	$18,353	$169,766	$164,749

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	March 31,
	2015	2014
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	21,905	23,771
Portfolio percentage leased at end of period	96.0%	94.1%
Same-Store percentage leased at end of period	95.4%	93.3%
Number of properties in operation	30	33

Office square feet where leases commenced during quarter (rentable)	300,307	492,645
Average mark-to-market percentage-office	9.2%	11.1%
Average starting cash rent per rentable square foot-office	$62.99	$60.15

(1)  Includes wholly-owned and joint venture properties.